SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	September 8, 2009

Habersham Bancorp
(Exact Name of Registrant as Specified in its Charter)

Georgia	0-13153	58-1563165
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

P. O. Box 1980
Historic Highway 441 North,
Cornelia, GA 30531
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code	(706) 778-1000

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 1.01	Entry into a Material Definitive Agreement

On September 8, 2009, Habersham Bancorp (the “Company”) and its wholly-owned subsidiary, Habersham Bank (the “Bank”), executed termination agreements relating to the supplemental executive retirement plan agreements dated as of January 1, 2008 with the executive officers listed below, as well as two non-executive officers whose agreements are not filed herewith.  Based on their review of the terms of these agreements and the capital needs of the Company and the Bank, the boards of directors of the Company and the Bank and each individual party to the agreements determined that the cancellation of such agreements would be in the best interest of the Company and the Bank.

Item 9.01	Financial Statements and Exhibits

Exhibit	Description

10.1	Termination and Waiver Agreement dated as of September 8, 2009 between the Company and David D. Stovall.

10.2	Termination and Waiver Agreement dated as of September 8, 2009 between the Company and Bonnie Bowling.

10.3	Termination and Waiver Agreement dated as of September 8, 2009 between the Bank and Edward D. Arial.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HABERSHAM BANCORP

Date: September 14, 2009	By:	/s/ Annette Banks
Annette Banks
Chief Financial Officer